                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 24, 1998
                                                 -------------------------------


                           UNIFAB International, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Louisiana                     0-29416                   72-1382998
----------------------------     ----------------------      -------------------
(State or other jurisdiction     Commission file number       (I.R.S. Employer
     of incorporation)                                       Identification No.)



            5007 Port Road
            New Iberia, LA                                         70562
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)


                                 (318) 367-8291
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
--------------------------------------------------------------------------------
        (Former name, former address and former fiscal year, if changed since last report)

On August 10, 1998, UNIFAB International, Inc. ("UNIFAB") filed a Form 8-K dated July 24, 1998 containing a description of the acquisition of Allen Tank, Inc. ("Allen Tank"). This Form 8-K/A-1 amends and restates the disclosure in Item 2 and Item 7(a) and 7(b) of the Form 8-K dated July 24, 1998 to include the audited financial statements of Allen Tank and pro forma financial information.


Item 2.  Acquisition or Disposition of Assets.

         On July 24, 1998 UNIFAB International, Inc. ("UNIFAB") acquired Allen Tank, Inc. ("Allen Tank") for 819,000 shares of UNIFAB common stock, $400,000 in cash and notes of $800,000 from Vincent J. Cuevas, Walter L. Hampton, William A. Hines, Allen C. Porter, Jr. and Joseph G. Weisberger (the "Allen Tank Shareholders"). The purchase price was determined by arm's length negotiation between UNIFAB and the Allen Tank Shareholders, all of whom are individuals who were unrelated to UNIFAB prior to the acquisition. Cash at closing was paid from available funds. Allen Tank, located in New Iberia, Louisiana on property near UNIFAB's Port of Iberia facilities, designs and manufactures specialized process systems, such as oil and gas separation systems, gas dehydration and treatment systems, and oil dehydration and desalting systems, and other production equipment related to the development and production of oil and gas reserves. Allen Tank also provides a full complement of engineering and field commissioning services related to production systems. The acquisition is to be accounted for as a pooling of interests. Also on July 24, 1998 UNIFAB acquired LATOKA Engineering, Ltd. ("LATOKA") from certain of the Allen Tank Shareholders for 79,000 shares of UNIFAB common stock. LATOKA, headquartered in London, England, provides engineering and project management services primarily in Europe and the Middle East.

         The signing of the letter of intent and the completion of the acquisition were announced in the press releases, dated May 5, 1998 and July 27, 1998, respectively. Additional information relating to the acquisitions is set forth in the Agreement and Plan of Merger relating to the Allen Tank acquisition and the Agreement and Plan of Merger relating to the LATOKA acquisition. A copy of each of there documents was filed as an exhibit to the Form 8-K dated July 24, 1998.

Item 7.  Financial Statements and Exhibits.

         (a)   Financial Statements of Allen Tank:

                 Independent Auditor's Report
                 Balance Sheets at December 27, 1997 and December 28, 1996 Statements of Income and Retained Earnings (Operating Deficit)
                    for the fifty-two week periods ended December 27, 1997 and December 28, 1996
                  Statements of Cash Flows for the fifty-two week periods ended
                    December 27, 1997 and December 28, 1996
                 Notes to Financial Statements

         (b)   Pro forma Financial Information (Unaudited):

                 (1) Unaudited Pro Forma Condensed Combined Balance Sheet of
                     UNIFAB as of June 30, 1998, including the notes thereto.

                 (2) Unaudited Pro Forma Condensed Combined Statement of Income
                     of UNIFAB for the three months ended June 30, 1998, including the notes thereto.

                 (3) Unaudited Pro Forma Condensed Combined Statement of Income
                     of UNIFAB for the year ended March 31, 1998, including the notes thereto.

         (c)   Exhibits

               Exhibit
               Number     Description

                 2.1 Agreement and Plan of Merger relating to the acquisition of Allen Tank, Inc. incorporated herein by reference to Exhibit 2.1 to the Company's report on Form 8-K dated July 24, 1998.

                 2.2 Agreement and Plan of Merger relating to the acquisition of LATOKA Engineering, Ltd. incorporated herein by reference to Exhibit 2.2 to the Company's report on Form 8-K dated July 24, 1998.

                 23.1 Consent of LaPorte, Sehrt, Romig & Hand, a Professional Accounting Corporation.

                 99.1 Press release issued by the Company on May 5, 1998 announcing the signing of a letter of intent with the Allen Tank Shareholders to acquire Allen Tank, Inc. incorporated herein by reference to Exhibit 99.1 to the Company's report on Form 8-K dated July 24, 1998.

                 99.2 Press release issued by the Company on July 27, 1998 announcing it had completed the acquisition Allen Tank, Inc. incorporated herein by reference to Exhibit
                          99.2 to the Company's report on Form 8-K dated July 24, 1998.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            UNIFAB International, Inc.
                                    --------------------------------------------



Date     October 6, 1998            /s/ Peter J. Roman
     --------------------------     --------------------------------------------
                                    Peter J. Roman
                                    Vice President and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

The Board of Directors
ALLEN TANK, INC.

                          Independent Auditor's Report

         We have audited the balance sheets of ALLEN TANK, INC. as of December 27, 1997 and December 28, 1996, and the related statements of income, retained earnings (operating deficit), and cash flows for the fifty-two week periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ALLEN TANK, INC. as of December 27, 1997 and December 28, 1996, and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.




LaPorte, Sehrt. Romig & Hand
A Professional Accounting Corporation
Metairie, Louisiana

March 4, 1998

                                ALLEN TANK, INC.

                                 BALANCE SHEETS

                                     ASSETS


                                                         December 27,      December 28,
                                                             1997              1996
                                                         ------------      ------------
CURRENT ASSETS:
     Cash                                                $    103,065      $    433,848
     Accounts Receivable                                    9,101,963         6,603,966
     Accounts Receivable - Affiliates                              --           156,630
     Costs and Earnings in Excess
          Of Billings on Jobs in Progress                   1,772,011         4,882,852
     Inventories                                              401,516           539,608
     Prepaid Expenses and Other                               264,026           279,319
                                                         ------------      ------------

               Total Current Assets                        11,642,581        12,896,223
                                                         ------------      ------------


PROPERTY, PLANT AND EQUIPMENT, AT COST:
     Land, Buildings and Leasehold Improvements             1,801,394         1,750,174
     Machinery and Equipment                                4,314,940         3,971,008
     Furniture, Fixtures and Other                            437,124           406,763
                                                         ------------      ------------

                                                            6,553,458         6,127,945
     Less: Accumulated Depreciation                        (4,022,575)       (3,521,980)
                                                         ------------      ------------

               Net Property, Plant and Equipment            2,530,883         2,605,965
                                                         ------------      ------------


OTHER ASSETS:
     Accounts Receivable - Affiliates                         879,033           754,076
     Notes Receivable                                         189,420           351,433
     Cash Surrender Value - Officer's Life Insurance           58,695            24,213
                                                         ------------      ------------

                                                            1,127,148         1,129,722
                                                         ------------      ------------

                                                         $ 15,300,612      $ 16,631,910
                                                         ============      ============



The accompanying notes are an integral part of these financial statements.

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                  December 27,     December 28,
                                                      1997             1996
                                                  ------------     ------------
CURRENT LIABILITIES:
     Notes Payable                                $ 11,300,000     $ 14,500,000
     Accounts Payable                                1,423,281        2,926,338
     Billing in Excess of Costs and
          Earnings on Jobs in Progress               1,758,548          506,772
     Accounts Payable - Affiliates                      16,691              752
     Accrued Liabilities                               621,819          359,128
                                                  ------------     ------------

               Total Current Liabilities            15,120,339       18,292,990
                                                  ------------     ------------


STOCKHOLDERS' EQUITY (DEFICIT):
     Common Stock, $1, Par Value, 1,000
          Shares Authorized and Issued                   1,000            1,000
     Retained Earnings (Operating Deficit)             179,273       (1,662,080)
                                                  ------------     ------------

               Stockholders' Equity (Deficit)          180,273       (1,661,080)
                                                  ------------     ------------


                                                  $ 15,300,612     $ 16,631,910
                                                  ============     ============

                                ALLEN TANK, INC.

                            STATEMENTS OF INCOME AND
                      RETAINED EARNINGS (OPERATING DEFICIT)


                                                    For the Fifty-Two Week
                                                        Periods Ended
                                                 ------------------------------
                                                 December 27,      December 28,
                                                     1997              1996
                                                 ------------      ------------
NET SALES                                        $ 40,606,312      $ 25,585,377

COSTS AND EXPENSES:
     Costs of Sales                                33,987,731        21,300,259
     Selling, General and Administrative
          Expenses                                  3,839,637         2,941,582
                                                 ------------      ------------

                                                   37,827,368        24,241,841
                                                 ------------      ------------

OPERATING INCOME                                    2,778,944         1,343,536

INTEREST EXPENSE                                   (1,005,018)       (1,104,021)

OTHER INCOME                                           67,427            47,730
                                                 ------------      ------------

NET INCOME                                          1,841,353           287,245

(OPERATING DEFICIT) - BEGINNING OF
     PERIOD                                        (1,662,080)       (1,949,325)
                                                 ------------      ------------

RETAINED EARNINGS (OPERATING DEFICIT) -
     END OF PERIOD                               $    179,273      $ (1,662,080)
                                                 ============      ============



The accompanying notes are an integral part of these financial statements.

                                ALLEN TANK, INC.

                            STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                                               For the Fifty-Two Week
                                                                                   Periods Ended
                                                                            -----------------------------
                                                                            December 27,     December 28,
                                                                               1997             1996
                                                                            -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                                             $ 1,841,353      $   287,245
     Adjustments to Reconcile Net Income to Net Cash
          Provided by (Used in) Operating Activities:
               Depreciation                                                     530,920
                                                                                                 508,976
               Increase in Accounts Receivable                               (2,497,997)      (2,603,844)
                (Increase) Decrease in Accounts Receivable - Affiliates          31,673
                                                                                                (261,262)
               Decrease in Inventories                                          138,092          422,520
               (Increase) Decrease in Cost and Earnings in
                    Excess of Billings on Jobs in Progress                    3,110,841       (2,128,018)
               (Increase) Decrease in Prepaid Expenses and Other                 15,293          (16,012)
               Increase (Decrease) in Accounts Payable                       (1,503,057)       1,894,935
               Increase in Billing in Excess of Costs
                    And Earnings on Jobs in Progress                          1,251,776          506,772
               Increase (Decrease) in Accounts
                    Payable - Affiliate                                          15,939          (17,423)
               Increase in Accrued Liabilities                                  262,692
                                                                                                  44,315
               Decrease in Notes Receivable                                     152,932               --
               Gain on Sale Property, Plant
                    And Equipment                                                  (343)            (986)
                                                                            -----------      -----------

                         Net Cash Provided by (Used In)
                            Operating Activities                              3,350,114       (1,362,782)
                                                                            -----------      -----------



The accompanying notes are an integral part of these financial statements.

                                ALLEN TANK, INC.

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


                                                                 For the Fifty-Two Week
                                                                      Periods Ended
                                                              -----------------------------
                                                              December 27,     December 28,
                                                                  1997             1996
                                                              ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital Expenditures                                        (463,996)        (470,586)
     Proceeds from Sale of Property, Plant
          and Equipment                                             8,500            4,000
     Increase in Cash Surrender Value -
          Officer's Life Insurance                                (34,482)         (13,686)
     (Increase) Decrease in Notes Receivable                        9,081          (20,178)
                                                              -----------      -----------

                    Net Cash used in Investing Activities        (480,897)        (500,450)
                                                              -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net Increase (Decrease) in Line-of-Credit                 (3,200,000)       2,200,000
                                                              -----------      -----------

                    Net Cash Provided by (Used in)
                      Financing Activities                     (3,200,000)       2,200,000
                                                              -----------      -----------

NET INCREASE (DECREASE) IN CASH
     AND CASH EQUIVALENTS                                        (330,783)         336,768

CASH AND CASH EQUIVALENTS AT
     BEGINNING OF PERIOD                                          433,848           97,080
                                                              -----------      -----------

CASH AND CASH EQUIVALENTS AT
     END OF PERIOD                                            $   103,065      $   433,848
                                                              ===========      ===========

SUPPLEMENTAL DISCLOSURE OF CASH
     FLOW INFORMATION:

          Cash Paid During the Year for Interest              $   951,945      $ 1,101,891
                                                              ===========      ===========



The accompanying notes are an integral part of these financial statements.

                                ALLEN TANK, INC.

                          NOTES TO FINANCIAL STATEMENTS


                         For the Fifty-Two Week Periods
                  Ended December 27, 1997 and December 28, 1996


NOTE A

         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Company's Operations

                  The Company was incorporated January 28, 1988 and in February 1988 purchased certain property, plant and equipment from Maloney-Crawford, Inc. for $3,100,000. In March 1988, the Company commenced operations as a fabricator of oil and gas production equipment. The Company grants credit to its customers, who are located worldwide.

         Depreciation

                  Depreciation is computed using the straight-line method over estimated useful lives of 19 to 39 years for buildings and leasehold improvements, 3 to 15 years for machinery and equipment and 5 to 12 years for furniture, fixtures and other. Depreciation charged to operations amounted to $530,920 and $508,976 for the periods ended December 27, 1997 and December 28, 1996, respectively.

         Inventories

                  Inventories consist principally of raw materials and equipment, which are carried at the lower of cost, specific identification, or market, and work-in-progress which is accounted for by the percentage-of-completion method based on direct labor hours incurred in providing the services required under the contract.

         Income Taxes

                  The Company is an S Corporation for Federal income tax purposes. Under this election, taxable income or loss of the Company is included in the stockholders' tax returns. Effective for 1991, the state of Louisiana also recognizes S Corporation status. Consequently, for state income tax purposes, the net operating loss carryforwards of approximately $1,515,225 are suspended and will be available in the event the Company revokes its S Corporation status.

         Cash and Cash Equivalents

                  For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

NOTE A

         Accounts Receivable

                  Uncollectible accounts receivable are charged directly against earnings when they are determined to be uncollectible. Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

                  At December 27, 1997 and December 28, 1996, accounts receivable included unbilled amounts of $424,208 and $192,688, respectively.

         Non-Direct Response Advertising

                  The Company expenses advertising costs as incurred. Advertising expense charged to operations totaled $31,830 and $33,909 for the periods ended December 27, 1997 and December 28, 1996, respectively.

         Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B

         RELATED PARTY TRANSACTIONS

                  During the periods ended December 27, 1997 and December 28, 1996, the Company had sales to affiliated companies of approximately $557,116 and $267,119, respectively. Transactions with affiliates and shareholders also included the borrowing and lending of funds and certain administrative services provided by an affiliated company at terms determined by management. Interest expense to affiliates and shareholders for the periods ended December 27, 1997 and December 28, 1996 was $922,981 and $939,753, respectively.

NOTE C

         COMMITMENTS AND CONTINGENCIES

                  The Company leases the land used in its operations under an operating lease with future minimum lease payments at December 27, 1997 as follows: 1998 - 2006 - $40,478 annually. The lease renewed in 1996 for ten years and contains one more renewal option for a ten-year period at minimum annual lease rates of $40,478. Total rent expense for the periods ended December 27, 1997 and December 28, 1996 was $60,224 and $61,077, respectively.

NOTE D

         NOTES PAYABLE

                  The Company has available lines of credit from a bank totaling $20,000,000 at December 27, 1997 and December 28, 1996. Bank borrowings consist of a note payable of $11,300,000 and Letters of Credit of $8,556,816 outstanding against the lines at December 27, 1997 and a note payable of $14,500,000 and Letters of Credit of $5,235,916 outstanding against the lines at December 28, 1996, bearing interest at prime (7.72% and 7.48% as of December 27, 1997 and December 28, 1996), secured by property, plant and equipment, an assignment of rents, accounts receivable, inventory and is guaranteed by the Company's principal stockholder.

NOTE E

         OFF-BALANCE SHEET RISK

                  During the period ended December 27, 1997, the Company maintained balances in a financial institution in excess of the federally insured limit.

NOTE F

         EMPLOYEE BENEFIT PLAN

                  A 401(k) employee benefit plan was adopted in 1991 to cover substantially all employees. The Company matches a portion of employee contributions pursuant to the plan. Contributions of $111,132 and $102,892 were charged to operations for the periods ended December 27, 1997 and December 28, 1996, respectively.

NOTE G

         DEFERRED COMPENSATION AGREEMENTS

                  The Company has entered into deferred compensation agreements with its key employees. The agreements call for fifteen annual payments to the employee, or his beneficiary, upon retirement from the Company after reaching age sixty-five or seventy. The agreements further provide that in the event the employee deceases prior to retirement, fifteen annual payments will be made to his designated beneficiary. Employees are not considered vested until retirement, or death.

                           UNIFAB INTERNATIONAL, INC.

          PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

BASIS OF PRESENTATION

    The accompanying pro forma condensed combined balance sheet as of June 30, 1998 and the related pro forma condensed combined statements of income for the three months ended June 30, 1998 and for the year ended March 31, 1998 give effect to the July 24, 1998 acquisition Allen Tank, Inc. ("Allen Tank") under the pooling of interests method of accounting.

    The pro forma condensed combined balance sheet combines the unaudited June 30, 1998 condensed balance sheet of UNIFAB International, Inc. ("UNIFAB") with the June 11, 1998 unaudited balance sheet of Allen Tank. The pro forma condensed combined statements of income combine the unaudited results of operations of UNIFAB for the three months ended June 30, 1998 with the unaudited results of operations of Allen Tank for the twelve week period from March 22, 1998 to June 13, 1998; and the audited results of operations of UNIFAB for the year ended March 31, 1998 (UNIFAB's fiscal year end) with the audited results of operations of Allen Tank for the fifty-two week period ended December 27, 1997 (Allen Tank's fiscal year end), respectively. The pro forma condensed combined financial statements are based on the historical financial statements of UNIFAB and Allen Tank, giving effect to the assumptions and adjustments in the accompanying notes to the pro forma condensed combined financial statements.

    The pro forma condensed combined financial statements have been prepared by UNIFAB's management and include such adjustments to reflect the pro forma financial results as if the acquisition described above had occurred as of June 30, 1998 for the pro forma balance sheet. The pro forma condensed combined statement of income for the year ended March 31, 1998 assumes the acquisition was effected April 1, 1997. The pro forma condensed combined statement of income for the three months ended June 30, 1998 assumes the acquisition was effected April 1, 1998.

    The pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of UNIFAB and Allen Tank, which are included elsewhere in this Form 8-K/A-1. The pro forma financial statements may not be indicative of the results that would have occurred if the events described above had taken place on the dates indicated or which may be obtained in the future.

                           UNIFAB INTERNATIONAL, INC.

             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 1998


                                                    UNIFAB
                                                INTERNATIONAL,                       PRO FORMA            PRO FORMA
                                                     INC.          ALLEN TANK       ADJUSTMENTS           COMBINED
                                                --------------     ----------       ------------        ------------
                                                           ASSETS

Current assets:
  Cash and cash equivalents ................     $  6,217,037     $         --     $   (400,000)(1)     $  5,817,037
  Accounts receivable ......................       16,465,901        3,571,353               --           20,037,254
  Costs and estimated earnings in excess
     of billings on uncompleted ............          214,234        5,880,513               --            6,094,747
     contracts
  Prepaid expenses .........................          744,343          416,384               --            1,160,727
  Other current assets .....................          200,747          380,039               --              580,786
                                                 ------------     ------------     ------------         ------------
     Total current assets ..................       23,842,262       10,248,289         (400,000)          33,690,551
Property, plant and equipment, net .........       14,097,562        2,488,973                            16,586,535
Goodwill ...................................        6,629,891               --                             6,629,891
Accounts receivable  - affiliates ..........               --        1,080,937                             1,080,937
Other assets ...............................          860,965          172,235          220,235 (3)        1,253,435
                                                 ------------     ------------     ------------         ------------
     Total assets ..........................     $ 45,430,680     $ 13,990,434     $   (179,765)        $ 59,241,349
                                                 ============     ============     ============         ============

                                                  LIABILITIES AND EQUITY

Current liabilities:
  Accounts payable .........................     $  5,653,686     $  2,294,701     $         --         $  7,948,387
  Borrowings under line of credit ..........               --        8,075,000               --            8,075,000
  Billings in excess of costs and
     Estimated earnings on uncompleted
     Contracts .............................          903,821          427,495               --            1,331,316
  Accrued liabilities ......................          942,753          716,039               --            1,658,792
  Payroll and related liabilities ..........          542,930            6,346               --              549,276
  Income tax payable .......................          934,455               --               --              934,455
  Notes payable ............................          195,423               --          400,000 (1)          595,423
                                                 ------------     ------------     ------------         ------------
     Total current liabilities .............        9,173,068       11,519,581          400,000           21,092,649
Deferred income taxes ......................          974,556               --          742,355 (3)        1,716,911
Other noncurrent liabilities ...............          541,517               --          400,000 (1)          941,517
Equity .....................................       34,741,539        2,470,853       (1,200,000)(1)       35,490,272
                                                                                       (522,120)(3)
                                                 ------------     ------------     ------------         ------------
     Total liabilities and equity ..........     $ 45,430,680     $ 13,990,434     $   (179,765)        $ 59,241,349
                                                 ============     ============     ============         ============


        See accompanying notes to pro forma condensed combined financial statements (unaudited).

                           UNIFAB INTERNATIONAL, INC.

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)


                                                        UNIFAB        ALLEN TANK, INC.
                                                 INTERNATIONAL, INC.   TWELVE WEEK
                                                 THREE MONTHS ENDED    PERIOD ENDED       PRO FORMA             PRO FORMA
                                                    JUNE 30, 1998     JUNE 13, 1998      ADJUSTMENTS            COMBINED
                                                 -------------------  ----------------   ------------         ------------
Revenue ........................................     $ 19,662,324      $  9,055,679      $         --         $ 28,718,003
Cost of revenue ................................       16,172,517         6,747,265                --           22,919,782
                                                     ------------      ------------      ------------         ------------
Gross profit ...................................        3,489,807         2,308,414                --            5,798,221
General and administrative expense .............        1,048,025           889,973           141,800 (2)        2,079,798
                                                     ------------      ------------      ------------         ------------
Income from operations .........................        2,441,782         1,418,441          (141,800)           3,718,423
Other income (expense):
  Interest expense .............................          (28,565)         (177,779)          (19,000)(1)         (225,344)
  Interest income ..............................          118,714             5,790           124,504
                                                     ------------      ------------      ------------         ------------
Income before income taxes .....................        2,531,931         1,246,452          (160,800)           3,617,583
Income tax provision ...........................          875,431                --           379,978 (3)        1,255,409
                                                     ------------      ------------      ------------         ------------
Net income .....................................     $  1,656,500      $  1,246,452      $   (540,778)        $  2,362,174
                                                     ============      ============      ============         ============
Basic and diluted earnings per share ...........                                                              $       0.40
                                                                                                              ============
Basic and diluted earnings per share adjusted
   weighted average shares .....................                                                                 5,872,494
                                                                                                              ============


        See accompanying notes to pro forma condensed combined financial statements (unaudited).

                           UNIFAB INTERNATIONAL, INC.

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)


                                              UNIFAB         ALLEN TANK, INC
                                        INTERNATIONAL, INC.  FIFTY-TWO WEEK
                                            YEAR ENDED        PERIOD ENDED       PRO FORMA         PRO FORMA
                                          MARCH 31, 1998    DECEMBER 27, 1997   ADJUSTMENTS         COMBINED
                                        ------------------- -----------------  -------------     -------------
Revenue................................   $    68,563,987    $    40,606,312   $          --     $ 109,170,299
Cost of revenue........................        57,789,474         33,987,731              --        91,777,205
                                          ---------------    ---------------   -------------     -------------
Gross profit...........................        10,774,513          6,618,581              --        17,393,094
General and administrative expense.....         2,967,282          3,839,637              --         6,806,919
                                          ---------------    ---------------   -------------     -------------
Income from operations.................         7,807,231          2,778,944              --        10,586,175
Other income (expense):
  Interest expense.....................           (53,830)        (1,005,018)        (76,000)(1)    (1,134,848)
  Interest income......................           521,534             67,427              --           588,961
                                          ---------------    ---------------   -------------     -------------
Income before income taxes.............         8,274,935          1,841,353         (76,000)       10,040,288
Income tax provision...................         2,896,228                 --         495,520 (3)     3,391,748
                                          ---------------    ---------------   -------------     -------------
Net income.............................   $     5,378,707    $     1,841,353   $    (571,520)    $   6,648,540
                                          ===============    ===============   =============-    =============
Basic and diluted earnings per share...                                                          $        1.30
                                                                                                 =============
Diluted earnings per share adjusted
  weighted average shares..............                                                              5,111,212
                                                                                                 =============


        See accompanying notes to pro forma condensed combined financial statements (unaudited).

                           UNIFAB INTERNATIONAL, INC.

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

    The accompanying pro forma condensed combined balance sheet as of June 30, 1998 and the related pro forma condensed combined statements of income for the three months ended June 30, 1998 and for the year ended March 31, 1998 give effect to the July 24, 1998 acquisition Allen Tank, Inc. ("Allen Tank") under the pooling of interests method of accounting.

    The pro forma condensed combined balance sheet combines the unaudited June 30, 1998 condensed balance sheet of UNIFAB International, Inc. ("UNIFAB") with the June 11, 1998 unaudited balance sheet of Allen Tank. The pro forma condensed combined statements of income combine the unaudited results of operations of UNIFAB for the three months ended June 30, 1998 with the unaudited results of operations of Allen Tank for the twelve week period from March 22, 1998 to June 13, 1998; and the audited results of operations of UNIFAB for the year ended March 31, 1998 (UNIFAB's fiscal year end) with the audited results of operations of Allen Tank for the fifty-two week period ended December 27, 1997, (Allen Tank's fiscal year end), respectively. The pro forma condensed combined financial statements are based on the historical financial statements of UNIFAB and Allen Tank, giving effect to the assumptions and adjustments in the accompanying notes to the pro forma condensed combined financial statements.

NOTE 2. ACQUISITION OF ALLEN TANK, INC.

         On June 24, 1998 UNIFAB acquired Allen Tank for 819,000 shares of UNIFAB common stock, $400,000 in cash and notes of $800,000 from Vincent J. Cuevas, Walter L. Hampton, William A. Hines, Allen C. Porter, Jr. and Joseph G. Weisberger (the "Allen Tank Shareholders"). Allen Tank, located in New Iberia, Louisiana on property near UNIFAB's Port of Iberia facilities, designs and manufactures specialized process systems, such as oil and gas separation systems, gas dehydration and treatment systems, and oil dehydration and desalting systems, and other production equipment related to the development and production of oil and gas reserves. Allen Tank also provides a full complement of engineering and field commissioning services related to production systems.

    The pro forma adjustments to record the acquisition of Allen Tank are as follows:

       (1) To give effect to the issuance of 819,000 shares of UNIFAB International, Inc. Common Stock, $400,000 in cash and $800,000 notes in exchange for 1,000 shares of Allen Tank Stock. The cash paid and note results in a reduction of cash of $400,000, an increase of $400,000 notes payable, an increase of $400,000 other noncurrent liabilities and a reduction of equity of $1,200,000.

       (2) To conform accounting policies regarding executive bonuses which have been accrued annually in Allen Tank historical financial statements but are accrued quarterly by UNIFAB. To conform Allen Tank's historical amounts to UNIFAB's policy, general and administrative expenses have been increased by $141,800 for the three-month period ended June 30, 1998. Income tax expense has been decreased by $49,645 for the three-month period ended June 30, 1998, to reflect the tax effect of the adjustment.

       (3) Allen Tank operated as an S Corporation prior to the acquisition. As a result of the acquisition, the S Corporation status terminated and the undistributed earnings of Allen Tank will be treated as a distribution to the shareholders and concurrent contribution of capital to the combined entity. Prior to the acquisition Allen Tank agreed to distribute to its shareholders on or before April 1, 1999 an amount approximately equal to the taxes payable by the shareholders with respect to such earnings. Additionally, to reflect the effect of the termination of the S Corporation status as if Allen Tank had been a C Corporation, tax expense has been increased $522,120 for the year ended March 31, 1998, and $436,258 for the three-month period ended June 30, 1998. The deferred income tax asset and liability accounts have been increased at June 30, 1998 by $220,235 and $742,355, respectively, as a result of the S Corporation status termination.

       (4) No provision has been reflected in the unaudited pro forma condensed combined financial information for direct expenses related to the Merger, which are expected to approximate $500,000.

NOTE 3. PRO FORMA NET INCOME PER SHARE

         Pro forma net income per share is calculated by dividing the pro forma net income for the period by the adjusted weighted average shares outstanding for the period, which gives effect to the shares issued in the acquisition described in Note 2, above, as if the shares were issued at the beginning of the period.

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER               DESCRIPTION
-------              -----------
 23.1                Consent of LaPorte, Sehrt, Romig & Hand, a Professional
                     Accounting Corporation